Exhibit 3.499

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:30 AM 07/09/2002 020439096 - 3545397

CERTIFICATE OF FORMATION

OF

TWEAN SUBSIDIARY, LLC

This Certificate of Formation of TWEAN Subsidiary, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the Company is TWEAN Subsidiary, LLC.

2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective at the time of filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation this 8th day of July, 2002.

/s/ Jill A. Clarke
Jill A. Clarke

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 03/06/2003 030151403 - 3545397

CERTIFICATE OF AMENDMENT

OF

TWEAN SUBSIDIARY, LLC

1. The name of the limited liability company is TWEAN Subsidiary, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed from TWEAN Subsidiary, LLC to Bright House Networks, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of TWEAN Subsidiary, LLC this 27th day of February, 2003.

/s/ Steven A. Miron
Steven A. Miron
President / authorized person

State of Delaware Secretary of State Division of Corporations Delivered 02:10 PM 12/12/2003 FILED 02:04 PM 12/12/2003 SRV 030801213 - 3545397 FILE

CERTIFICATE OF MERGER

OF

BHN-CFNC HOLDINGS, LLC

INTO

BRIGHT HOUSE NETWORKS, LLC

**************

Pursuant to Sec. 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving Limited Liability Company submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which is to merger are:

Name	Jurisdiction
BHN-CFNC Holdings, LLC	Delaware
Bright House Networks, LLC	Delaware

2. An agreement of merger has been approved and executed by each of the domestic limited liability companies or other business entities which is to merge.

3. The name of the surviving limited liability company is Bright House Networks, LLC

4. The merger shall become effective on December 31, 2003.

5. The agreement of merger is on file at a place of business of the surviving limited liability company which is c/o Sabin, Bermant & Gould LLP located at Four Times Square: New York, New York 10036.

6. A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of this 12th day of December, 2003, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

Bright House Networks, LLC

By:	/s/ Steven A. Miron
Steven A. Miron President

State of Delaware Secretary of State Division of Corporations Delivered 03:03 PM 01/14/2010 FILED 02:20 PM 01/14/2010 SRV 100039793 - 3545397 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is BRIGHT HOUSE NETWORKS, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ S. I. Newhouse, Jr.
Authorized Person

Name:	S. I. Newhouse, Jr.
Print or Type